Exhibit 99.1
For Immediate Release

For Further Information
Refer to: John J. Haines
260-824-2900

FRANKLIN ELECTRIC ANNOUNCES TWO ACQUISITIONS IN INDIA

Fort Wayne, Indiana - August 4, 2014 - Franklin Electric Co., Inc. (NASDAQ:FELE) announced today that it has completed two acquisitions in India.

In the first, Franklin Electric has acquired 70 percent of the outstanding stock of Pluga Pumps and Motors Private Limited, based in a newly constructed facility in Vadodara, Gujarat, India. Pluga designs, manufactures, and distributes groundwater motor and pumping equipment through eleven branch offices located throughout India. In the fiscal year completed March 2014, Pluga revenues were approximately INR 745M or about US$ 13 million.

The Company purchased the 70 percent share with cash and is obligated to purchase the remaining 30 percent share in 2017.

Secondly, Franklin Fueling Systems Inc. has acquired 65 percent of the shares of Wadcorpp India Private Limited, based in Mumbai, Maharashtra, India. Wadcorpp operates as a distributor of fueling equipment throughout India from a newly constructed facility based in Pune that is capable of also manufacturing certain Franklin Fueling System products. In the fiscal year completed March 2014, Wadcorpp’s revenues were approximately INR 54M or about US$ 1M.

Franklin Fueling Systems purchased the 65 percent share with cash and has the obligation to purchase the remaining 35 percent share as early as 2017.

The Company believes that in aggregate, these transactions will be accretive to 2015 Earnings per Share (EPS).

Gregg Sengstack, Franklin Electric Chief Executive Officer, commented:

"India is a key developing region market for both our Water and Fueling Systems businesses.

In Fueling Systems, we are an established leading importer of pressure pumping, leak detection and vapor recovery systems to the major Indian oil companies, both public and private. Having a JV in the country, with a partner that has a long and successful track record in the manufacture of fueling equipment and tank trucks, will allow us to leverage our success and expand our role in the manufacture and distribution of vapor recovery equipment as we see evidence that, over the next several years, there will be a national focus on vapor recovery to reduce air pollution and protect the health of fueling station attendants.

In Water Systems, our penetration of the Indian market has been limited to high-end, technologically advanced, constant pressure systems, mostly in urban locations. Pluga, a company recognized for quality, particularly in bore-hole pumping, has distribution reach in rural markets, with a solid position in residential and agricultural water equipment sales. Having recently moved into a new factory, Pluga provides in country manufacturing capability. Franklin Electric will be able to supply them the resources to accelerate new product development, improve efficiencies and expand marketing, sales and distribution beyond their existing network of branch offices across the country. Further, we see additional opportunities with the Pluga management team to develop solar powered pumping systems specifically designed to address the needs of the Indian market.

Again, both of these transactions will provide Franklin with an in country presence off which we can grow by introducing other Franklin products and building out new distribution capabilities in both the water and fueling markets these companies serve."

Franklin Electric is a global leader in the production and marketing of systems and components for the movement of water and automotive fuels. Recognized as a technical leader in its specialties, Franklin Electric serves customers around the world in residential, commercial, agricultural, industrial, municipal, and fueling applications.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein, including those relating to market conditions or the Company’s financial results, costs, expenses or expense reductions, profit margins, inventory levels, foreign currency translation rates, liquidity expectations, business goals and sales growth, involve risks and uncertainties, including but not limited to, risks and uncertainties with respect to general economic and currency conditions, various conditions specific to the Company’s business and industry, weather conditions, new housing starts, market demand, competitive factors, changes in distribution channels, supply constraints, effect of price increases, raw material costs, technology factors, integration of acquisitions, litigation, government and regulatory actions, the Company’s accounting policies, future trends, and other risks which are detailed in the Company’s Securities and Exchange Commission filings, included in Item 1A of Part I of the Company’s Annual Report on Form 10-K/A for the fiscal year ending December 28, 2013, Exhibit 99.1 attached thereto and in Item 1A of Part II of the Company’s Quarterly Reports on Form 10-Q. These risks and uncertainties may cause actual results to differ materially from those indicated by the forward-looking statements. All forward-looking statements made herein are based on information currently available, and the Company assumes no obligation to update any forward-looking statements.